Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated July 2, 2003, in the Registration Statement (Amendment No. 2 on Form S-1 No. 333-125254) and related Prospectus of Richardson Electronics, Ltd. for the registration of a $44,683,000 aggregate principal amount of 7 3/4% Convertible Senior Subordinated Notes due December 15, 2011.

/s/ Ernst & Young LLP

Chicago, Illinois

December 2, 2005